Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-148058 and 333-170447 on Form S-8 of our report dated April 24, 2012, relating to the financial statements of E-House (China) Holdings Limited, and the effectiveness of E-House (China) Holdings Limited’s internal control over financial reporting, appearing in this Annual Report on Form 20-F of E-House (China) Holdings Limited for the year ended December 31, 2011.

/s/ Deloitte Touche Tohmatsu CPA Ltd.

Shanghai, China

April 24, 2012